UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Astea International Inc.
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Astea International Inc.
240 Gibraltar Road
Horsham, Pennsylvania 19044

---------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June 11, 2008

To the Stockholders of Astea International Inc.:

The Annual Meeting of Stockholders of Astea  International  Inc., a Delaware  corporation (the "Company"), will be held on Wednesday,  June 11, 2008 at 10:00  a.m.,  local  time,  at the  Company's  headquarters  at 240 Gibraltar Road, Horsham, Pennsylvania 19044, for the following purposes:

1.      To elect four (4) directors to serve until the next Annual Meeting of Stockholders.

2.      To ratify the selection of Grant Thornton LLP as independent auditors for the fiscal year ending December 31, 2008.

3.      To transact such other business as may properly come before the meeting or any adjournments thereof.  Only stockholders of record at the close of business on April 15, 2008, the record date fixed by the Board of Directors of the Company, are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors of the Company

/s/ Zack B. Bergreen
Zack B. Bergreen
Chief Executive Officer
Horsham, Pennsylvania
April 29, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

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Astea International Inc.
240 Gibraltar Road
Horsham, Pennsylvania 19044

PROXY STATEMENT

April 29, 2008

Proxies in the form enclosed with this proxy statement, which were first sent to stockholders on or about April 29, 2008, are being solicited by the Board of Directors (the “Board of Directors”) of Astea International Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, June 11, 2008, at 10:00 a.m. local time, at the Company's headquarters at 240 Gibraltar Road, Horsham, Pennsylvania 19044, or at any adjournments thereof (the "Annual Meeting").

Only stockholders of record at the close of business on April 15, 2008 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of that date, 3,596,185 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted in accordance with the instructions marked thereon. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised, by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Our Bylaws provide that at any meeting of stockholders, the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy constitute a quorum for the transaction of business. The election of directors will be decided by a plurality of the votes of the shares cast, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner. On all other matters being submitted to stockholders, affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required for approval. An abstention with respect to any such proposal will have the same effect as a vote against such proposal. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal as to which authority was withheld. Consequently, broker non-votes will have the effect of reducing the number of affirmative votes required to approve the proposal (but not the percentage), because they reduce the number of shares present at the meeting from which a majority is calculated.

The persons named as proxies and attorneys-in-fact are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR the proposal if no specification is indicated.

The Board of Directors knows of no other matters to be presented at the Annual Meeting other than as set forth in this proxy statement. If any other matter should be presented at the Annual Meeting (or any adjournments thereof) upon which a vote properly may be taken, shares represented by all proxies received by the Board of

Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies and attorneys-in-fact in the proxies, to the extent permitted by applicable law.

An Annual Report to Stockholders containing financial statements for the fiscal year ended December 31, 2007, is being mailed together with this proxy statement to all stockholders entitled to vote.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

In accordance with the Company's By-Laws, the Board of Directors currently consists of four (4) members: Zack B. Bergreen, Adrian A. Peters, Thomas J. Reilly, Jr. and Eric S. Siegel.  Messrs. Peters, Reilly and Siegel are independent directors. The terms of the current directors will expire at the Annual Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

The Board of Directors has nominated and recommended Zack B. Bergreen, Adrian A. Peters, Thomas J. Reilly, Jr. and Eric S. Siegel to be elected to hold office until the 2009 Annual Meeting of Stockholders. The Board of Directors knows of no reason why the director nominees should be unable or unwilling to serve, but if any director nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such director nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the director nominees named below.

THE BOARD RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES LISTED BELOW.

The following table sets forth the nominees for election as directors at the Annual Meeting and the year each such nominee was first elected as a director; the positions currently held by the nominee with the Company, if applicable; and the year the nominee's term will expire:

Nominee's Name and Year Nominee First Became a Director	Age	Position(s) with the Company	Year Current Term Will Expire

Zack B. Bergreen (1979)	62	Chairman of the Board and Chief Executive Officer	2008

Adrian A. Peters (2000)	58	Director	2008

Thomas J. Reilly, Jr. (2003)	68	Director	2008

Eric S. Siegel (2002)	51	Director	2008

EXECUTIVE OFFICERS

The following table sets forth the executive officers of the Company, their ages, and the positions currently held by each such person with the Company:

Name	Age	Position
Zack B. Bergreen	62	Chairman of the Board and Chief Executive Officer

John Tobin	42	President

Fredric (“Rick”) Etskovitz	53	Chief Financial Officer and Treasurer

Zack B. Bergreen, 62, founded the Company in November 1979.  He holds the positions of Chairman and Chief Executive Officer.  Mr. Bergreen received a Bachelor of Science and a Master of Science degree in Electrical Engineering from the University of Maryland.

Adrian A. Peters, 58, joined the Company's Board of Directors in June 2000 and is also a member of both the Audit and Compensation Committees. He is the President and founder of Tellstone, a management consulting firm that specializes in advising middle market companies, covering various industries, including high-tech firms, starting in 1995. From 1986 through 1995, he held positions as President and CEO of various companies, within Siemens AG, a large maker of telecommunications and industrial and other equipment. Prior to that, he held senior positions at Federale, an investment firm, Arthur Andersen and IBM. Mr. Peters studied science and engineering at the University of Stellenbosch in South Africa as well as management at the Harvard Business School.

Thomas J. Reilly, Jr., 68, joined Astea’s Board in September 2003. He serves as Chairman of the Audit Committee and is a member of the Compensation Committee. He also serves as a Director of inTEST Corporation (NASDAQ: INTT), a manufacturer of semiconductor equipment.  A thirty-one year veteran of Arthur Andersen, he brings extensive experience auditing both public and private companies in the manufacturing, professional services, construction and distribution industries to the Company.  He was partner in charge of the Philadelphia Audit Division of Arthur Andersen for seven years and participated in Quality Control reviews of several U.S. and International offices before retiring in 1996.

Eric S. Siegel, 51, joined Astea’s Board in September 2002 and is a member of both the Audit and Compensation Committees. In 1983, he founded Siegel Management Company, a strategy consulting and investment banking advisory firm with a diverse client base, principally middle market firms. His expertise and experience has been utilized by growth companies, public market and acquisition candidates, industry consolidators and turnarounds.  Mr. Siegel serves on the board of B&W Tek, a private equity backed manufacturer of analytical, diagnostic and medical instrumentation.  Additionally, he serves on the Board of PSCInfoGroup, a private equity backed information management company. An established author, he has been a lecturer in management at the Wharton School for over twenty-five years. Mr. Siegel is a magna cum laude graduate of the University of Pennsylvania and received an MBA from the Wharton School.

John Tobin, 42, joined the Company in June 2000 and serves as President, General Counsel, and Secretary. Mr. Tobin is responsible for general management of the Company, along with handling legal affairs of the Company and various corporate development and business development initiatives. Prior to joining Astea, John worked at the Philadelphia law firms Pepper Hamilton LLP and Wolf, Block, Schorr and Solis Cohen LLP, specializing in corporate transactions and intellectual property. Prior to returning to the Philadelphia area in 1998, he worked as a corporate and entertainment lawyer in Los Angeles, specializing in motion picture, television and music transactions and licensing, most recently with PolyGram Filmed Entertainment. Mr. Tobin received his Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania in 1987, and received his law degree from the University of Pennsylvania in 1992.

Rick Etskovitz, 53, joined Astea International in June 2000, when he was elected Chief Financial Officer and Treasurer. Mr. Etskovitz resigned from the Company in April 2004 and returned as CFO on January 4, 2005, during which time he was a partner in the Philadelphia accounting firm of Shechtman, Marks, Devor and Etskovitz.  Responsible for the firm’s financial planning, investor relations, and executive guidance to help drive corporate performance, Rick brings to his position 25 years of experience in financial management and reporting. A certified public accountant, he previously served Astea for seven years as the engagement partner from an independent accounting firm. Before beginning his career in private practice, Rick was part of the financial management team at DuPont where he held responsibilities for Mergers and Acquisitions, Financial Planning, Corporate Accounting and Benefits. Rick received his Bachelor of Science from the Pennsylvania State University and his Masters of Business Administration from the Wharton Graduate School at the University of Pennsylvania.

The Board of Directors elects executive officers on an annual basis, who serve until their successors have been duly elected and qualified. There are no family relationships among any of our executive officers or directors.  Directors are encouraged to attend the Annual Meeting, but are not required to do so.  No directors attended the 2007 Annual Meeting.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of its Board of Directors. The Board of Directors met four times in person or by telephone during the fiscal year ended December 31, 2007.  During their respective terms of service in fiscal 2007, each of the directors attended at least 75% of the meetings of the Board of Directors and of all committees on which each served.  The Board of Directors has determined that each of its current directors, including all directors standing for re-election, except the Chief Executive Officer, has no material relationship with the Company and is an “independent director” within the meaning of the Marketplace Rules of The Nasdaq Stock Market director independence standards, as well as within the rules of the Securities and Exchange Commission (“SEC”). The Board of Directors has Audit, Nominating and Corporate Governance, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors.   Currently, all three independent directors, Messrs. Peters, Reilly and Siegel, are members of each committee of the Board of Directors.

Audit Committee

 The Audit Committee of the Board of Directors (the “Audit Committee”) operates under a written charter.  The charter was adopted by the Board of Directors on May 12, 2004 and is available on the Company website at www.astea.com.  The composition of the Audit Committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The committee reviews and assesses the adequacy of its charter on an annual basis.   The Board of Directors has determined that Mr. Reilly, the Chairman, is an “audit committee financial expert” as defined in the SEC rules.

The Audit Committee oversees the accounting, financial reporting and audit processes; reviews the results and scope of audit and other services provided by the independent auditors; reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and reviews our internal controls.  The Audit Committee has the ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor.

The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.  The Audit Committee met six times during the fiscal year ended December 31, 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) was formed on May 12, 2004. Upon formation, the Board of Directors adopted the Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at www.astea.com.  Prior to such adoption, the functions of the Nominating and Corporate Governance Committee were performed by the entire Board of Directors.

The Nominating and Corporate Governance Committee considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees; develops and recommends governance principles applicable to the Company; oversees the evaluation of the Board of Directors and management; and oversees and sets compensation for the Board of Directors.

The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below.  In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria detailed below.  Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to our Corporate Secretary. In addition, procedures for stockholder direct nomination of directors are discussed in the section titled “Communicating with the Board of Directors”, and are discussed in detail in the Company’s By-Laws, which will be provided to you upon written request.  There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, whether the nominee is recommended by a stockholder or another party.

The Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating such recommendations, the Nominating and Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

All nominees for election to the Board of Directors this year are incumbents, and have previously stood for election to the Board of Directors by the stockholders.

Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) was formally created on May 12, 2004.  Prior to that, it was an ad hoc committee consisting of the independent members of the Board of Directors. The Compensation Committee charter is available on the Company’s website at www.astea.com. The Compensation Committee oversees and makes recommendation to the Board of Directors regarding our compensation and benefits policies; and oversees, evaluates and approves compensation plans, policies and programs for our executive officers.  The Compensation Committee met three times during 2007.

Communicating with the Board of Directors

Our policy is that stockholders may communicate with the Board of Directors by writing to the Company at Astea International Inc. Attention: Board of Directors, 240 Gibraltar Road, Horsham, Pennsylvania 19044. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct, which is applicable to all officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer.   A copy of the Code of Conduct can be found on our website, www.astea.com.  The Board of Directors has also adopted a Code of Ethics which is applicable to our Chief Executive Officer, our Chief Financial Officer and our Controller.  Copies of this are available upon request in writing to Astea International Inc., Attention: Chief Financial Officer, 240 Gibraltar Road, Horsham, Pennsylvania 19044.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 15, 2008: (i) the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) the name of each director of the Company; and (iii) the name of each current executive officer of the Company. The following table also sets forth as of April 15, 2008 the number of shares of Common Stock owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for directors, nominees and executive officers as a group:

	Amount of Ownership (1)	Percentage of Class (2)

Zack B. Bergreen (3)	1,361,750	37.8%
Adrian A. Peters (4)	22,250	0.6%
Eric S. Siegel (5)	12,250	0.3%
Thomas J. Reilly, Jr. (6)	11,250	0.3%
John Tobin (7)	38,750	1.1%
Rick Etskovitz (8)	37,750	1.0%
All current directors, nominees and executive officers as a group	1,484,000	41%

+	Except as otherwise indicated, the address of each person named in the table is c/o Astea International, 240 Gibraltar Road, Horsham, Pennsylvania 19044.
(1)
Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock owned, based upon information provided to the Company by directors, officers and principal stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and includes voting and investment power with respect to shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date (“presently exercisable stock options”).

(2)
Applicable percentage of ownership as of the Record Date is based upon 3,596,185 shares of Common Stock outstanding as of that date. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to shares.  Presently exercisable stock options are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)
Includes 1,093,203 shares of Common Stock held by trusts of which Mr. Bergreen and his wife are the only trustees, 209,192 shares held by trusts with independent trustees, and 55,803 shares of Common Stock held by a family limited partnership of which Mr. Bergreen is the sole general partner.

(4)	Director. Represents options to purchase 22,250 shares, all of which are currently exercisable.
(5)	Director. Represents options to purchase 12,250 shares, all of which are currently exercisable.
(6)	Director. Represents 1,000 shares of common stock and also options to purchase 10,250 shares, all of which are exercisable.
(7)	President. Represents 5,000 shares of common stock and also options to purchase 33,750 shares, all of which are exercisable.
(8)	Chief Financial Officer. Represents 4,000 shares of common stock and also options to purchase 33,750 shares, all of which are currently exercisable.

Compensation Discussion and Analysis

Compensation Policies and Objectives

1.
The Company believes that compensation of the Company’s key executives should be sufficient to attract and retain highly qualified and productive personnel, as well as to enhance productivity and encourage and reward superior performance.

2.
The Company determines appropriate levels of the principal elements of our executive officers’ compensation independently, rather than setting a total level of target compensation and allocating that total amount among different compensation elements. The Company is nonetheless cognizant of total compensation levels and believes that its efforts to appropriately size each of the three principal elements of our executive officers’ compensation has resulted in total compensation levels that are appropriate and reasonable.

3.	The Company seeks to reward achievement of specific long and short-term individual and corporate performance goals by authorizing annual cash bonuses.

4.
The Company believes that it should make both initial stock option grants to key executive officers upon their commencement of employment, and that it should, subject to achievement of certain financial, operational, and individual objectives, make additional annual stock option grants in order to retain, motivate, and align the interests of those key executive officers with stockholders.

5.
The Company believes that key executive officers should be given some measure of job security through the use of executive severance and change in control agreements, to aid in recruiting and retention, and ensure that their interests are best aligned with shareholders. With respect to Named Executive Officers, these severance benefits should reflect the fact that it may be difficult for a Named Executive Officer to find comparable employment within a short period of time.  Our goal is to offer severance benefits for our Named Executive Officers that are competitive with those offered at other companies in our industry and of our size.

6.
Although the Compensation Committee generally reviews publicly available industry data when reviewing annual compensation, the Compensation Committee does not specifically use companies in the same industry as the basis for establishing the compensation of the Company’s executive officers nor does the Compensation Committee peg salary levels to any given quartile in our industry or other industries. Instead, the Compensation Committee attempts to make reasoned judgments of compensation levels for executives as influenced by all relevant market forces.

Who Determines Compensation?

In accordance with the Compensation Committee charter, compensation for the Company’s CEO is determined by the Compensation Committee subject to approval of the Company’s Board of Directors (excluding the CEO, who is also a Director). In making its determination on CEO compensation, the Compensation Committee reviews a number of factors, including but not limited to:

i.	The Company’s achievement of annual goals and objectives set by the full Board of Directors in the preceding year,

ii.	Short term and long term performance of the Company, and

iii.	Executive compensation level at comparable companies.

For the other named executive officers, the Compensation Committee reviews, approves, and recommends to the full Board compensation based on:

i.	Performance of the executive officers in light of relevant goals and objectives approved by the Compensation Committee,

ii.	Short term and long term performance of the Company,

iii.	Executive compensation level at comparable companies, and

iv.	The recommendations of the CEO.

The Compensation Committee meets from time to time during the year as may be required to address compensation and equity grant issues associated with new officer hires and director appointments, as well as, if applicable, making stock option grants as long-term compensation and making other determinations or recommendations with respect to employee benefit plans and related matters. The Committee meets early in each year when audited year-end financial statements are available, to consider bonuses with respect to the just completed fiscal year, consider equity awards, and determine executive officer salaries with respect to the next fiscal year.

Identification and Analysis of Compensation Programs

During 2007, the Company’s executive compensation included salary, bonus and long-term compensation in the form of stock option grants.

•
Salary – Salaries for executives other than the CEO are reviewed, approved, and recommended to the full Board annually by the Compensation Committee upon recommendation of the CEO. The CEO’s salary is specified in his employment offer letter (see ‘‘Employment Agreements, Change in Control Agreements and Severance Plans’’ section below), and is annually reviewed and approved by the Compensation Committee and the full Board of Directors.

•
Bonus – Payment of an annual cash bonus to executives consists of two components, one component based upon specified financial targets, and one component that is at the discretion of the Compensation Committee. It is designed to compensate executives for achievement against both   corporate financial targets set by the Board, as well as meritorious individual efforts. The corporate financial targets, based upon earnings per share, are reviewed and approved by the Board of Directors on an annual basis. In order to determine whether a bonus will be paid, the Compensation Committee first evaluates whether the required minimum level of performance has been achieved against the corporate financial targets. These financial targets are confidential. The Company believes the achievement of them is realistic but not certain. Provided that the minimum level has been achieved, the Compensation Committee then approves the earnings based portion of the bonus.  The Compensation Committee then determines the amount of the individual discretionary bonuses, if any, based on the awardee’s personal performance against individual goals. The target bonus for the Named Executive Officers is 60% of salary, two thirds of which is tied to the earnings per share targets, and one third of which is discretionary.  There were no bonuses awarded during 2007 to the Named Executive Officers, either discretionary or performance based.  In February 2008, the Committee determined that the Named Executive Officers should receive the full discretionary portions of their bonus plan for 2007, which amounted to $40,000 for Mr. Bergreen and $30,000 for Messrs. Tobin and Etskovitz, but would not receive any bonus related to the financial targets. Such amounts will be reflected in the Summary Compensation Table in next year’s proxy or Form 10K.  See ‘‘Summary Compensation’’ and ‘‘Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table’’ for more information regarding bonuses.

•	Equity-based Compensation Programs – The Company believes it should make both initial stock option grants to key executive officers upon their commencement of employment, and that it should, subject to achievement of certain financial, operational, and individual objectives, make additional annual stock option grants. Stock option grants are only issued in conjunction with scheduled Board meetings. The Company has not as of this date instituted a single time frame for issuance of options for named executive officers, but it is evaluating putting such a standardized policy in place. For all stock-based grants, the closing price of the Company’s common stock on the date of issue is used as the grant price. See ‘‘Summary Compensation’’ and ‘‘Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table’’ for more information regarding stock option grants.

•	Perquisites and Other Personal Benefits – The Company does not offer any perquisites.

•
Employment Agreements, Change in Control Agreements, and Severance Plans – None of the Named Executive Officers have formal employment agreements.  Each works pursuant to an employment offer letter detailing the compensation structure.  The Chairman and Chief Executive Officer, Zack Bergreen, is paid a base salary of $275,625 per year and is eligible for a bonus of up to $150,000 per year.  The President, John Tobin, and the Chief Financial Officer, Rick Etskovitz, are each paid a base salary of $220,500 per year and are each eligible for a  bonus of $120,000 per year. These salary rates are for 2008, and represent a 5% cost of living increase over the rates for 2007.  On April 15, 2008, the Company entered into supplemental agreements with its three principal executive officers, to provide severance benefits in the event of:  a) the termination of their employment without Cause; b) their resignation for Good Reason; or c) either of the above in the twelve month period following a Change of Control of the Company.  The Executive Severance Agreements (the “Agreements”) were made with Messrs. Bergreen, Tobin, and Etskovitz.   “Cause”, “Good Reason” and “Change in Control” are as defined in the Agreements.  The Agreements were filed as exhibits to this years Form 10K, filed on April 15, 2008.

In the event of a termination without Cause or a resignation for Good Reason, in either case unrelated to a Change in Control, the Agreements provide that the executive would receive severance compensation of six months’ base pay at the then current base pay, plus reimbursement of the cost of “COBRA” continuation coverage for six months.  Such payment would be paid out via normal payroll over the six month period.

In the event that that the executive’s employment terminates within one year of the effective date of a Change in Control of the Company, due to a termination without Cause or a resignation for Good Reason, then the executive would receive severance compensation of twelve months’ base pay at the then current rate of pay, plus reimbursement of the cost of “COBRA” continuation coverage for twelve months.  Such payment would be made in a single lump sum following execution of the appropriate release.

In either event, the executive would be required to execute a release of claims prior to the benefits being paid.

•
Retirement and Deferred Compensation Plans – The Company maintains a retirement plan (the ‘‘401(k) Plan’’) intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is a defined contribution plan that covers all full-time employees of the Company of at least 21 years of age. Effective January 1, 2007, employees may contribute up to $15,500 of their annual wages (subject to an annual limit prescribed by the Internal Revenue Code) as pretax, salary deferral contributions. For those employees 50 years of age or older, an additional catch-up contribution of $5,000, as defined in the Internal Revenue Code, is also permitted. The Company, in its discretion, matches employee contributions up to a maximum authorized amount under the plan. In 2007, the Company matched 25% of employee deferrals up to a maximum of 1.5% of the employee’s annual salary. The Company offers this plan to enable and encourage its employees to save for their retirement in a tax advantageous way.

Impact of Tax and Accounting Treatment

Under Section 162(m) of the Internal Revenue Code of 1986, as amended and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded Company to its chief executive officer and four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of ‘‘qualified performance-based compensation.’’ In general, the Company’s policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determination as to the most appropriate methods and approaches for the design and delivery of compensation to the Company’s executive officers.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended December 31, 2007 of the following persons (i) each person who served as Chief Executive Officer during the year ended December 31, 2007, and (ii) four most highly compensated executive officers of the Company in office at December 31, 2007 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE
	Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Zack B. Bergreen	2007	$262,500	$-	$45,028	$-	$-		$307,528
Chairman of the Board and Chief	2006	250,000	50,000	53,513	-	1,094	(2)	354,607
Executive Officer

John Tobin	2007	210,000	-	45,028	-	2,362	(2)	257,390
President	2006	200,000	40,000	53,513	-	2,250	(2)	295,763

Rick Etskovitz	2007	210,000	-	45,028	-	3,130	(2)	258,158
Chief Financial Officer	2006	200,000	10,000	53,513	-	-		263,513

(1)	Stock options are valued under rules prescribed by FAS123(R). See Note 2 to the Company’s financial statements contained in Form 10-K.
(2)	Represents Company contribution to 401(K) Plan.

Grant of Plan-Based Awards

The following table provides information about grants of stock options during 2007 to each of our Named Executive Officers:

Name	Grant Date	All Other Option Awards: # Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Full Stock Value of Current Year Grants ($) (1)

Zack B. Bergreen	11/9/07	15,000	$4.53	$45,028

Rick Etskovitz	11/9/07	15,000	4.53	45,028

John Tobin	11/9/07	15,000	4.53	45,028

(1)
Stock options are valued under rules prescribed by FAS 123(R).  See note 2 to the Company’s financial statements contained in Form 10-K for discussion of the underlying assumptions used in valuing the options.

Outstanding Options at 2007 Fiscal Year End

The following table sets forth information about the stock options held as of December 31, 2007 by each of the Named Executive Officers.  Options to purchase shares will vest in equal installments on each of the first four anniversaries of the grant date:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date
Zack B. Bergreen	3,750	11,250	$5.03	11/9/2016
Chairman of the Board and		15,000	$4.53	11/9/2017
Chief Executive Officer

John Tobin	5,000	-	$5.70	5/11/2011
President	10,000	-	$4.45	5/10/2012
	5,000	-	$3.34	11/12/2013
	5,000	5,000	$7.28	3/21/2015
	5,000	5,000	$8.05	9/21/2015
	3,750	11,250	$5.03	11/9/2016
		15,000	$4.53	11/9/2017

Rick Etskovitz	10,000	-	$4.45	5/10/2012
Chief Financial Officer	10,000	-	$3.34	11/12/2013
	5,000	5,000	$7.28	3/21/2015
	5,000	5,000	$8.05	9/21/2015
	3,750	11,250	$5.03	11/9/2016
		15,000	$4.53	11/9/2017

(1)	The exercise price per share of each option was the closing market price on the day of the grant.
(2)	Each option grant vests ratably over a four year period from the date of grant.

Aggregated Option Exercises and Stock Vested in Last Fiscal Year

There were no option exercises by any of the Named Executive Officers during the year ended December 31, 2007.  The Company does not utilize stock awards, therefore, no stock vested during the year ended December 31, 2007.

Compensation Committee Interlocks and Insider Participation

The Committee consists of three non-employee directors, all of whom are “independent” under the rules of NASDAQ, and are also “Non-Employee Directors” as defined in SEC Rule 16(b)-3 and “Outside Directors” as defined under the treasury regulations promulgated under Section 162(m) of the Internal Revenue Code. Messrs. Peters, Reilly and Siegel served as members of the Compensation Committee during the fiscal year ended December 31, 2007.  No executive officer of the Company served as a member of the Board of Directors, Compensation Committee, or other committee performing equivalent functions, of another entity one of whose executive officers served as a director of the Company.  Other than Mr. Bergreen, no person who served as a member of the Board of Directors was, during the fiscal year ended December 31, 2007, simultaneously an officer, employee or consultant of the Company or any of its subsidiaries. Mr. Bergreen did not participate in any Company determination of his own personal compensation matters.

Report of the Compensation Committee

                We, the members of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Form 10-K for the year ended December 31, 2007.

Compensation Committee of the Board of Directors:

Eric S. Siegel, Chairman
Adrian A. Peters
Thomas J. Reilly, Jr.

Compensation of Directors

Each director who is not employed by the Company receives a $5,000 annual retainer and a fee of $1,500 for attendance at each regular and special meeting of the Board of Directors, and is also reimbursed for his reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors may elect to receive, in lieu of the foregoing cash compensation, unrestricted shares of Common Stock. Shares of Common Stock in lieu of cash compensation are acquired at the fair market value of the Common Stock on the last day of the calendar quarter during which the cash compensation was earned and foregone.  Directors who are employees are not compensated for their service on the Board of Directors or any committee thereof.

In 2007, in addition to the above compensation, each Audit Committee member received a $5,000 supplement, and the Audit Committee Chairman received an additional $5,000 supplement.  Each director also received an annual option grant of 3,000 shares.  This additional compensation was instituted due to the increased workload on the directors.

The following table sets forth the Director compensation for 2007, and does not include compensation for Mr. Bergreen who, although he is a director, does not receive additional compensation for his service on the Board of Directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (3)	Total $

Thomas J. Reilly, Jr.	$21,000	$9,006	$30,006
Adrian A. Peters	16,000	9,006	25,006
Eric S. Siegel	16,000	9,006	25,006

(1)  The exercise price per share of each option was the closing market price on the day of the grant.
(2)  Each option grant vests ratably over a four year period from the date of grant.
(3)  Stock options are valued under rules prescribed by FAS123 (R).  See Note 2 to the Company’s financial statements contained in Form 10-K for discussion of the underlying assumptions used in valuing the options.
(4)  The value of the 3,000 stock options granted in 2007 and 2006 to each of the directors, as determined under the rules of FAS 123 (R), were $9,006 and $10,703, respectively.

REPORT OF THE AUDIT COMMITTEE

Audit Committee:

Thomas J. Reilly, Jr., Chairman
Adrian A. Peters
Eric S. Siegel

For fiscal 2007, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditor. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Company’s independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditor that firm’s independence.

Following the Audit Committee’s discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company’s consolidated financial statements for the year ended December 31, 2007 and BDO Seidman, LLP for the audit of the Company’s consolidated financial statements for the year ended December 31, 2006, and fees billed for other services rendered by Grant Thornton LLP, SMART and Associates, LLP and BDO Seidman, LLP during those periods:

	2007		2006
Audit Fees (1)	$567,185		$302,375
Audit-Related Fees (2)	11,000		11,000
Tax Fees (3)	51,500		55,230
All Other Fees (4)	5,918		9,576
Total (5)	$635,603	(6)(7)	$378,181	(7)

(1)
Audit fees consist of fees for professional services performed by Grant Thornton LLP and BDO Seidman, LLP for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services performed by SMART and Associates, LLP and BDO Seidman, LLP.  This includes employee benefit plan audit and consulting on financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning.
(4)	All other fees include fees for services not included in the other three categories.
(5)	The Audit Committee pre-approved 100% of the fees for 2006 and 2007.
(6)	Total fees paid to Grant Thornton LLP were $492,185 including $41,943 related to statutory filings.
(7)	Total fees paid to BDO Seidman, LLP were $80,918 in 2007 and $378,181 in 2006. Changes were made to 2006 audit fees to reflect invoices received after the filing of the 2006 Proxy.

The Audit Committee has considered the non-audit services rendered to the Company by Grant Thornton LLP and BDO Seidman, LLP and believes the rendering of those services is not incompatible with Grant Thornton LLP and BDO Seidman, LLP maintaining their independence. The Audit Committee has established a policy governing our use of Grant Thornton LLP and BDO Seidman, LLP for non-audit services. Under the policy, management may use Grant Thornton LLP and BDO Seidman, LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the

Audit Committee’s approval before such services are rendered. In fiscal 2007, all fees identified above under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” that were billed by Grant Thornton LLP and BDO Seidman, LLP were approved by the Audit Committee.

PROPOSAL 2

RATIFICATION AND SELECTION OF AUDITORS

The Board of Directors has selected the firm of Grant Thornton LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2008. BDO Seidman, LLP had served as the Company's accountants from June 11, 2001 until June 7, 2007. It is expected that a member of Grant Thornton LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

1.
On June 7, 2007, BDO Seidman, LLP (“BDO”) notified Astea International Inc. (the “Company”) that it was resigning as the Company’s independent auditor effective immediately. They continued, for a limited time thereafter, to work on certain tax matters which have since been resolved. The Audit Committee of the Company’s Board of Directors was informed of, but did not recommend or approve, BDO’s resignation. On July 10, 2007, the Company engaged the accounting firm of Grant Thornton LLP as independent public accountants for the Registrant for the fiscal year ending December 31, 2007.

2.
In connection with its audits for the two most recent fiscal years prior to and through June 7, 2007 there were no disagreements with BDO on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of BDO, would have caused them to make reference thereto in their report on the financial statements for such year.

Reportable Event:

As previously disclosed in our annual report on Form 10-K for the year ended December 31, 2006, in  connection  with the completion  of  its audit  of and the issuance of an unqualified report on the Company's consolidated  financial statements for the  fiscal year ended December 31, 2006, BDO communicated to the Company's Audit Committee that the following matter involving the Company's internal controls and operations was considered to be a material weakness, as defined under standards established by the Public Company Accounting Oversight Board:

The Company does not maintain sufficiently detailed documentation regarding how modifications to its standard software license terms (and the related accounting impact, if any) comply with provisions in US GAAP, namely SOP 97-2 Software Revenue Recognition and SOP 98-9 Modification of SOP 97-2 Software Revenue Recognition with Respect to Certain Transactions and related practice aids issued by the American Institute of Certified Public Accountants (AICPA).

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected by the entity’s internal control.

The Company has expanded its internal contract documentation procedures in order to address and correct the identified material weakness.

3.
The reports of BDO on the financial statements of the Company for the two years prior to its dismissal contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

4.
The Company did not consult with Grant Thornton LLP during the last two fiscal years or subsequent interim periods (prior to BDO's dismissal) on either (i) the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion Grant Thornton might issue on the Company's financial statements or (ii) any matter that was either the subject of a disagreement (as described in Paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Paragraph 304(a)(1)(v) of Regulation S-K).

5.
The Company requested that BDO furnish a letter addressed to the Commission stating whether or not BDO agrees with the above statements. A copy of such letter to the Commission, dated June 11, 2007, was filed as an Exhibit to the Form 8-K filed June 11, 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS SELECTION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company was not party to any reportable related party transactions in 2007.  In the event in the future there are any reportable related party transactions, such transactions would be subject to the review and approval of the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by regulations of the SEC to furnish to the Company copies of all such filings. Based on the Company’s review of the copies of such filings received by the Company with respect to the fiscal year ended December 31, 2007, and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2007.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received by the Company's Secretary not later than December 29, 2008.  Any proposal received after December 29, 2008 will be considered untimely. Any such proposal must comply with the rules and regulations of the SEC. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt requested to Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Secretary. In addition, the execution of a proxy solicited by the Company in connection with the 2009 Annual Meeting of Stockholders shall confer on the designated proxy holder discretionary voting authority to vote on any stockholder proposal which is not included in the Company's proxy materials for such meeting and for which the Company has not received notice before December 29, 2008.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.

         HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders may be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your written request to: Investor Relations, Astea International Inc., 240 Gibraltar Road, Horsham, PA 19044. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, ASTEA INTERNATIONAL INC., 240 GIBRALTAR ROAD, HORSHAM, PENNSYLVANIA 19044.

By Order of the Board of Directors

/s/ Zack B. Bergreen
Zack B. Bergreen
Chief Executive Officer

Horsham, Pennsylvania
April 29, 2008

ANNUAL MEETING OF STOCKHOLDERS OF

ASTEA INTERNATIONAL INC.

June 11, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. To elect four (4) Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.
2. To ratify the selection of Grant Thornton LLP as independent auditors for the fiscal year ending December 31, 2008.
[  ] FOR   [  ] AGAINST [  ] ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY RETURNED THIS PROXY.

[ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES [ ] FOR ALL EXCEPT (See instructions below)	NOMINEES: O Zack B. Bergreen O Adrian A. Peters O Thomas J. Reilly, Jr. O Eric Siegel
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:[x]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ASTEA INTERNATIONAL INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
June 11, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Astea International Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated April 29, 2008 and hereby appoints Zack B. Bergreen and Rick Etskovitz as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the offices of the Company at 240 Gibraltar Road, Horsham, Pennsylvania 19044, on June 11, 2008 at 10:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business that may properly come before the meeting or any adjournment or adjournments thereof:

(Continued and to be signed on the reverse side)